CERTIFICATION OF CHIEF EXECUTIVE OFFICER
PURSUANT TO 18 U.S.C. SECTION 1350

In connection with the accompanying Quarterly Report on Form 10-QSB of Guangzhou Global Telecom, Inc., for the Quarter ending September 30, 2007, I, Li Yankuan, Chief Executive Officer of , Guangzhou Global Telecom Inc., hereby certify pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, to the best of my knowledge and belief, that:

1. Such Quarterly Report on Form 10-QSB for the period ending September 30, 2007, fully complies with the requirements of section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

2. The information contained in such Quarterly Report on Form 10-QSB for the period ended September 30, 2007, fairly represents in all material respects, the financial condition and results of operations of Guangzhou Global Telecom, Inc.

Date: November 15, 2007

/s/ Li Yankuan
Li Yankuan

Chief Executive Officer